Exhibit 23


                       Independent Auditor's Consent


We consent to the incorporation by reference in Registration Statement No. 33-16279 of Escalade, Incorporated on Form S-8 of our report dated February 3, 1997, appearing in this Annual Report on Form 10-K of Escalade, Incorporated for the year ended December 28, 1996.

GEO. S. OLIVE & CO. LLC

Evansville, Indiana
March 17, 1997